UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 8, 2016 (November 3, 2016)

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NATIONAL HEALTHCARE CORPORATION

(Exact name of registrant as specified in its charter)

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Delaware	001-13489	52-2057472
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Vine Street
Murfreesboro, Tennessee	37130
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (615) 890-2020

Not Applicable

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)

On November 3, 2016, National HealthCare Corporation (the "Company") appointed Stephen F. Flatt as an inside director of the Company's Board of Directors, effective January 1, 2017.  As was previously announced on August 8, 2016, Dr. Flatt will also assume the position of CEO on January 1, 2017.

In connection with the appointment of Dr. Flatt, the Board approved the expansion of the Board to eight directors, five of whom are independent directors.  Dr. Flatt will be presented to the shareholders for reelection to a two year term at the 2017 Annual Meeting of Shareholders.

It is not anticipated that Mr. Flatt will be appointed to any Board committees, given he will not be an independent director.  Mr. Flatt will not receive any additional compensation as a result of his appointment to the Board.

Dr. Flatt joined NHC in 2005 as Senior Vice President of Development. On January 1, 2009, Dr. Flatt was promoted to the role of NHC's President.

Dr. Flatt currently serves on the Executive Committee of the Council for Post Acute Care (CPAC) and the Boards of Directors of The Community Foundation of Middle Tennessee and Nashville Inner City Ministry. Dr. Flatt is a member of the Nashville Health Care Council. He received his B.A. degree from David Lipscomb College and his M.S. degree and Ph.D. from George Peabody College of Vanderbilt University.

On November 8, 2016, the Company issued a press release announcing Dr. Flatt's appointment to the Board of Directors, effective January 1, 2016, a copy of which is attached hereto as Exhibit 99.1

 Item 9.01.

 Financial Statements and Exhibits

(d) Exhibits. Number	Description
99.1	Press Release dated November 8, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:

November 8, 2016

NATIONAL HEALTHCARE CORPORATION

By: /s/ John K. Lines

Name: John K. Lines

Title: Senior Vice President

General Counsel

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